Exhibit 10.31

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of January 1, 2022 (the “Effective Date”), is by and between Bourns Productions, Inc., a Nevada corporation (“Seller”), and Dragonfly Energy Corp., a Nevada corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of January 1, 2021 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Starr Insurance Policy No.         (“Assigned Contract”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2. Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contract. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assigned Contract and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contract accruing on and after the Effective Date.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contract are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

BOURNS PRODUCTIONS, INC.

By:	/s/ Tyler Bourns
Name:	Tyler Bourns
Title:	President

DRAGONFLY ENERGY CORP.

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	CEO